Exhibit 99.1
CSK Auto Corporation Announces Fourth Quarter and Fiscal 2007 Financial
Results
PHOENIX, AZ, April 18, 2007 — CSK Auto Corporation (the “Company”) (NYSE:CAO), the parent company of CSK Auto, Inc., today reported net sales of $427.0 million for its fourth quarter of fiscal 2007 ended February 3, 2008, a decrease of 9.6%, or $45.2 million compared to the fourth quarter of fiscal 2006. The decrease in net sales was primarily due to one additional week of sales in the fourth quarter of fiscal 2006, which resulted in additional sales of approximately $34.3 million. Same store sales decreased 3.5% for the quarter, comprised of a decrease of 4.9% in retail same store sales and an increase of 3.1% in commercial same store sales.
For the quarter the Company reported a net loss of $12.3 million, or $0.28 loss per diluted common share compared to a net loss of $1.3 million or $0.03 loss per diluted common share for the same period last year. Gross profit as a percentage of sales increased to 47.2% from 46.9% last year.
The Company recorded a pre-tax charge in the fourth quarter of fiscal 2007 for the settlement of its class action securities litigation consisting of $10.0 million in cash and $1.7 million in Company stock. The Company’s primary insurer under its directors and officers liability insurance policy will pay the entire cash component of the settlement, in addition to $5.0 million in litigation and regulatory-related defense costs. The Company expects to recognize a pre-tax gain of $15.0 million in its results of operations in the first quarter of fiscal 2008.
For the fiscal year ended February 3, 2008, net sales were $1,851.6 million, a decrease of 2.9% from the prior year. For fiscal 2007, net income decreased by $17.4 million to a net loss of $11.2 million, resulting in a $0.25 loss per diluted common share for the fiscal year. Our 2007 fiscal year consisted of 52 weeks as compared to our fiscal year 2006, which had 53 weeks.
Safe Harbour
Portions of this release may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward looking statement in order to reflect events or circumstances after the date any such statement is made.
About CSK Auto
CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the U.S. automotive aftermarket industry. As of February 3, 2008 the Company operated 1,349 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts and Murray’s Discount Auto Stores.
Investor Contact: Brenda Bonn — Manager, Investor Relations 602-631-7483
- Financial Tables Follow -

CSK AUTO CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Fiscal Year Ended
	February 3,	February 4,
	2008	2007
	(In thousands, except share and per share data)
Net sales	$1,851,647	$1,907,776
Cost of sales	984,649	1,011,712

Gross profit	866,998	896,064
Other costs and expenses:
Operating and administrative	804,265	788,400
Investigation and restatement costs	12,348	25,739
Securities class action settlement	11,700	—
Store closing costs	1,983	1,487

Operating profit	36,702	80,438
Interest expense	54,163	48,767
Loss on debt retirement	—	19,450

Income (loss) before income taxes and cumulative effect of change in accounting principle	(17,461)	12,221
Income tax expense (benefit)	(6,309)	4,991

Income (loss) before cumulative effect of change in accounting principle	(11,152)	7,230
Cumulative effect of change in accounting principle, net of tax	—	(966)

Net income (loss)	$(11,152)	$6,264

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.25)	$0.16
Cumulative effect of change in accounting principle	—	(0.02)

Net income (loss) per share	$(0.25)	$0.14

Shares used in computing per share amounts	43,971,417	43,876,533

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.25)	$0.16
Cumulative effect of change in accounting principle	—	(0.02)

Net income (loss) per share	$(0.25)	$0.14

Shares used in computing per share amounts	43,971,417	44,129,278

	Thirteen Weeks Ended	Fourteen Weeks Ended
	February 3,	February 4,
	2008	2007
	(In thousands, except share and per share data)
Net sales	$426,999	$472,191
Cost of sales	225,542	250,762

Gross profit	201,457	221,429
Other costs and expenses:
Operating and administrative	193,360	205,585
Investigation and restatement costs	1,725	3,371
Securities class action settlement	11,700	—
Store closing costs	230	442

Operating profit (loss)	(5,558)	12,031
Interest expense	14,491	14,139
Loss on debt retirement	—	24

Loss before income taxes	(20,049)	(2,132)
Income tax benefit	(7,751)	(864)

Income (loss) before cumulative effect of change in accounting principle	(12,298)	(1,268)
Cumulative effect of change in accounting principle, net of tax	—	—

Net loss	$(12,298)	$(1,268)

Basic and diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(0.28)	$(0.03)
Cumulative effect of change in accounting principle	—	—

Basic and diluted loss per share	$(0.28)	$(0.03)

Shares used in computing per share amounts	44,018,817	43,936,674

CSK AUTO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	February 3,	February 4,
	2008	2007
	(In thousands, except share data)
ASSETS

Cash and cash equivalents	$16,520	$20,169
Receivables, net	37,322	43,898
Inventories	494,651	502,787
Deferred income taxes	50,649	46,500
Prepaid expenses and other current assets	35,842	31,585

Total current assets	634,984	644,939

Property and equipment, net	165,115	174,409
Intangibles, net	63,020	67,507
Goodwill	224,937	224,937
Deferred income taxes	15,380	4,200
Other assets, net	35,254	35,770

Total assets	$1,138,690	$1,151,762

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$236,879	$260,146
Accrued payroll and related expenses	57,593	60,306
Accrued expenses and other current liabilities	107,211	81,569
Current maturities of long-term debt	50,551	56,098
Current maturities of capital lease obligations	6,351	8,761

Total current liabilities	458,585	466,880

Long-term debt	452,420	451,367
Obligations under capital leases	9,866	15,275
Other liabilities	53,281	46,730

Total non-current liabilities	515,567	513,372

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 90,000,000 shares authorized, 44,030,644 and 43,950,751 shares issued and outstanding at February 3, 2008 and February 4, 2007, respectively	440	440
Additional paid-in capital	438,092	433,912
Accumulated deficit	(273,994)	(262,842)

Total stockholders’ equity	164,538	171,510

Total liabilities and stockholders’ equity	$1,138,690	$1,151,762

CSK AUTO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Year Ended
	February 3,	February 4,	January 29,
	2008	2007	2006
	(In thousands)
Cash flows provided by (used in) operating activities:
Net income (loss)	$(11,152)	$6,264	$57,790
Adjustments:
Depreciation and amortization on property and equipment	40,668	40,645	36,628
Amortization of other items	5,513	7,585	4,231
Amortization of debt discount and deferred financing costs	5,701	4,539	2,161
Stock-based compensation expense	2,779	4,972	571
Tax benefit relating to exercise of stock options	—	—	231
Write downs of property, equipment and other assets	4,459	3,354	2,145
Loss on debt retirement	—	8,496	1,600
Deferred income taxes	(6,593)	3,771	36,008
Changes in operating assets and liabilities:
Receivables	8,126	(13,412)	6,747
Inventories	8,136	3,652	(23,588)
Prepaid expenses and other current assets	(4,257)	(11,538)	7,616
Accounts payable	(23,267)	51,639	17,329
Accrued payroll, accrued expenses and other current liabilities	23,816	4,838	9,987
Other operating activities	185	(5,165)	2,867

Net cash provided by operating activities	54,114	109,640	162,323

Cash flows used in investing activities:
Capital expenditures	(34,772)	(37,529)	(36,775)
Business acquisitions, net of cash acquired	—	(4,292)	(177,658)
Other investing activities	(1,623)	(1,778)	(1,499)

Net cash used in investing activities	(36,395)	(43,599)	(215,932)

Cash flows provided by (used in) financing activities:
Payments under senior credit facility — term loan	—	—	(252,450)
Borrowings under senior credit facility — line of credit	258,300	84,800	230,300
Payments under senior credit facility — line of credit	(263,800)	(126,800)	(136,300)
Borrowings under term loan facility	—	350,000	—
Payments under term loan facility	(3,478)	(875)	—
Payment of debt financing costs	(5,376)	(13,166)	(9,612)
Proceeds from issuance of 4.625% exchangeable notes	—	—	100,000
Proceeds from issuance of 3.375% exchangeable notes	—	—	125,000
Retirement of 3.375% exchangeable notes	—	(125,000)	—
Retirement of 7% senior notes	—	(225,000)	—
Payments on capital lease obligations	(8,513)	(10,301)	(10,893)
Proceeds from seller financing arrangements	2,145	428	3,164
Payments on seller financing arrangements	(685)	(484)	(381)
Proceeds from repayment of stockholder receivable	—	—	10
Proceeds from exercise of stock options	443	1,196	1,130
Purchase of common stock	—	—	(25,029)
Net proceeds from termination of common stock call option and warrants	—	1,555	—
Premium on common stock call option	—	—	(26,992)
Premium from common stock warrants	—	—	17,820
Other financing activities	(404)	(189)	(423)

Net cash (used in) provided by financing activities	(21,368)	(63,836)	15,344

Net increase (decrease) in cash	(3,649)	2,205	(38,265)
Cash and cash equivalents, beginning of period	20,169	17,964	56,229

Cash and cash equivalents, end of period	$16,520	$20,169	$17,964

The following table provides certain financial information not derived in accordance with GAAP. We have included calculations of these non-GAAP measures and reconciliations to the most comparable GAAP financial measures.
We believe that EBITDA is a recognized supplemental measurement tool widely used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt, and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance relative to our competitors and relative to our own performance in prior periods. We believe that it is important for investors to have the opportunity to evaluate us using the same measures. EBITDA is calculated as follows ($ in thousands):
Preliminary Calculation of EBITDA:

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fiscal Year Ended
	February 3, 2008	February 4, 2007	February 3, 2008	February 4, 2007

Income (loss) before income taxes and cumulative effect of change in accounting principle	$(20,049)	$(2,132)	$(17,461)	$12,221
Interest expense	14,491	14,139	54,163	48,767
Depreciation	9,648	10,491	40,668	40,645
Amortization	1,480	847	5,513	7,585

EBITDA	5,570	23,345	82,883	109,218

Non-cash stock compensation expense	1,036	1,647	2,779	4,972
Investigation and restatement	1,725	3,371	12,348	25,739
Asset retirements and impairment	789	457	4,732	3,902
Securities class action settlement	11,700	—	11,700	—
Non-recurring charges	1,263	24	4,853	21,287

EBITDA, as adjusted	$22,083	$28,844	$119,295	$165,118

EBITDA, and EBITDA as adjusted, do not represent funds available for our discretionary use and are not intended to represent or to be used as substitute for net income or cash flow from operations data as measured under GAAP. The Company’s definition of EBITDA as adjusted, is consistent with the definitions applied in our term loan facility. The items excluded from EBITDA, and EBITDA as adjusted, are significant components of our statement of operations and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA, and EBITDA as adjusted, and the associated year-to-year trends should not be considered in isolation. EBITDA, and EBITDA as adjusted, may differ in method of calculation from similarly titled measures used by other companies.